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                                                                   EXHIBIT 5

                              CHOATE, HALL & STEWART
                 A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                                  EXCHANGE PLACE
                                  53 STATE STREET
                           BOSTON, MASSACHUSETTS  02109
                             TELEPHONE  (617) 248-5000
                             FACSIMILE  (617) 248-4000
                                  TELEX  49615860

                                            June 2, 2000


Southwall Technologies Inc.
1029 Corporation Way
Palo Alto, California  94303


Ladies and Gentlemen:

       This opinion is delivered to you in connection with the registration statement on Form S-8 (the "Registration Statement") to be filed on June 2, 2000 by Southwall Technologies, Inc. (the "Company") under the Securities Act of 1933, as amended, for registration under said Act of 75,000 shares (the "Additional Shares") of common stock, $.001 par value (the "Common Stock"), of the Company.

       We are familiar with the Company's Restated Certificate of Incorporation, its Amended and Restated By-Laws, and its corporate minute book, as well as the Registration Statement. We have also examined such other documents, records and certificates and made such further investigation as we have deemed necessary for the purposes of this opinion.

       Based upon and subject to the foregoing, we are of the opinion that the Additional Shares to be sold by the Company under its 1997 Employee Stock Purchase Plan, as in effect on the date hereof, when issued against receipt of the agreed purchase price therefor, will be legally issued, fully paid and nonassessable.

       We understand that this opinion is to be used in connection with the Registration Statement and consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to this Firm included therein.

                                           Very truly yours,



                                           CHOATE, HALL & STEWART